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                                                                    Exhibit 9(c)

                                   APPENDIX A


FUNDS OF THE TRUST

Government Bond Fund
Asset Allocation Fund
Growth Opportunities Fund
Large Company Growth Fund
Equity Index Fund
Bond Fund
Value Growth Fund
Mid Cap Opportunities Fund
Mid Cap Value Fund


THE ONE GROUP(R) INVESTMENT TRUST

By:    __________________________

Title: __________________________


NATIONWIDE INVESTORS SERVICES, INC.

By:    __________________________

Title: __________________________


Dated:  November 19, 1998